Exhibit 23(c)

[MILLER AND LENTS, LTD. LETTERHEAD]

CONSENT OF MILLER AND LENTS, LTD.

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 24, 2003, in this Form 10-K, incorporated in reference into Peoples Energy Corporation's Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 333-84594, 333-70702, and 333-62070.

MILLER AND LENTS, LTD.

By /s/ Gregory W. Armes
Gregory W. Armes
President

Houston, Texas
December 9, 2003